UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                FORM 8-K/A (NO.1)

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 2, 2008

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

        FLORIDA                         000-30932                 13-4172059
        -------                         ---------                 ----------
 (STATE OR OTHER JURISDICTION)    (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
 OF INCORPORATION)                                              IDENTIFICATION)


              335 CONNIE CRESCENT, CONCORD, ONTARIO, CANADA L4K 5R2

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 695-4142

                                       N/A

          (Former name or former address, if changed since last report)



|_| Written communication pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))








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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective July 17, 2008 the Issuer (the "Company") completed a drawdown of the sum of $ 300,000 under it's previously reported Credit Facility Agreement ("Facility" or "Agreement") with Mr. Bengt Odner a director and shareholder of the Company. Pursuant to the Agreement, the Company requested drawdown(s) under the Facility of $300,000 for general working capital purposes. The drawdown under the facility was approved and was provided for in the sum of $150,000 each from Mr. Odner and Mr. Louis Edmondson also a shareholder of the Company who by separate agreement with Mr. Odner and the Company agreed to provide funding to the Company under the Facility in connection with the drawdown(s).

The sums received by the Company in connection with the drawdowns are represented by 9% unsecured subordinated demand promissory notes issued by the Company to Mr. Odner and Mr. Edmondson each in the amount of $150,000 pursuant to the Facility.

Concurrent with the drawdown under the facility, Mr. Edmondson also advanced the Company's wholly owned subsidiary ESW America the sum of $125,000 in connection with research cost incurred. ESW America has assigned its interest to Mr. Edmondson in grant moneys up to $125,000 anticipated to be awarded to it for said research.


 ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.




                                     ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Date: July 18, 2008
                                     By: /s/ David J. Johnson
                                         -------------------------------------
                                           David J. Johnson Chief Executive
                                           Officer and President